UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

April 18, 2011
Date of Report (date of Earliest Event Reported)

DAULTON CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

NEVADA		30-0459858
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

3960 Howard Hughes Parkway, Suite 500, Las Vegas, NV 89169
 (Address of principal executive offices and zip code)

(888) 387-1403
 (Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into Material Definitive Agreement.

On April 18, 2011, Daulton Capital Corp., a Nevada corporation (the “Company”) and South Pacific Connection Limited (James Das), a company formed under the laws of Papua New Guinea (“South Pacific”) entered into an Purchase Agreement (the “Agreement”) for the Company to purchase from South Pacific an 80% working interest of a mining claim in Papua New Guinea (“Mining Claim”).  In exchange for the Mining Claim, the Company shall paid $35,000.00 to South Pacific and will deliver 2,500,000 shares of restricted common stock to South Pacific.  The issuance of the restricted common stock will be staggered over the next 5 years in increments of 500,000 shares per year on or before September 11 of each year.   In addition, the Company shall incur a total of $3,400,000 in total capital expenditures over the next 5 years to retain the working interest of the Mining Claim.  There is no material relationship between the Company and South Pacific other than the Agreement.  A fully executed copy of the Agreement is attached hereto and incorporated by reference herein as Exhibit 99.1 to this Current Report filed on Form 8-K.

Item 9.01  Exhibits.

99.1	Purchase Agreement between Daulton Capital Corp. and South Pacific Connection Limited

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAULTON CAPITAL CORP.

Date: April 20, 2011	By:	/s/ Terry Fields
Name: Terry Fields
Its: Chief Executive Officer

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